Exhibit 4.1

WAIVER AND FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          THIS WAIVER AND FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 20, 2008 (the “Effective Date”), is entered into by and among U.S. SHIPPING PARTNERS L.P., a Delaware limited partnership (the “MLP”), U.S. SHIPPING OPERATING LLC, a Delaware limited liability company (“Operating LLC”), ITB BALTIMORE LLC, a Delaware limited liability company, ITB GROTON LLC, a Delaware limited liability company, ITB JACKSONVILLE LLC, a Delaware limited liability company, ITB MOBILE LLC, a Delaware limited liability company, ITB NEW YORK LLC, a Delaware limited liability company, ITB PHILADELPHIA LLC, a Delaware limited liability company, USS CHARTERING LLC, a Delaware limited liability company (“Charter LLC”), USCS CHEMICAL CHARTERING LLC, a Delaware limited liability company (“Chemical Chartering”), USCS CHEMICAL PIONEER INC., a Delaware corporation (“Chemical Pioneer”), USCS CHARLESTON LLC, a Delaware limited liability company (“Charleston”), USCS CHARLESTON CHARTERING LLC, a Delaware limited liability company (“USCS Chartering”), USCS ATB LLC, a Delaware limited liability company (“ATB LLC”), USS ATB 1 LLC, a Delaware limited liability company (“ATB1 LLC”), USS ATB 2 LLC, a Delaware limited liability company (“ATB2 LLC”), USCS SEA VENTURE LLC, a Delaware limited liability company (“Sea Venture LLC”), USS M/V HOUSTON LLC, a Delaware limited liability company (“Houston LLC”), U.S. SHIPPING FINANCE CORP., a Delaware corporation (“Finance Corp.”), USS JV MANAGER INC., a Delaware corporation (“JV Manager”), USS PC HOLDING CORP., a Delaware corporation (“PC Holding”) and USS PRODUCT MANAGER LLC, a Delaware limited liability company (“Product Manager”) (each of the foregoing being individually called a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are or may become parties to the Credit Agreement as hereinafter defined (collectively, the “Lenders”), CANADIAN IMPERIAL BANK OF COMMERCE, as Letter of Credit Issuer, CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”), as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) for the Lenders, LEHMAN COMMERCIAL PAPER INC., as the syndication agent (in such capacity together with its successors in such capacity, the “Syndication Agent”) for the Lenders, and KEYBANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement hereinafter defined).

WITNESSETH:

          WHEREAS, the Borrowers, the Lenders, the Letter of Credit Issuer, the Administrative Agent, the Syndication Agent and the Collateral Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of August 7, 2006, as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of August 28, 2006, as further amended by the Second Amendment to Third Amended and Restated Credit Agreement dated as of April 25, 2007, as further amended by the Third Amendment to Third Amended and Restated Credit Agreement dated as of June 29, 2007 (as so amended and as may be further amended or otherwise modified, the “Credit Agreement”);

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          WHEREAS, the Borrowers, the Lenders, the Letter of Credit Issuer, the Administrative Agent, the Syndication Agent and the Collateral Agent intend to waive for a limited time and amend certain provisions of the Credit Agreement as set forth herein.

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

          SECTION 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

          SECTION 2. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended

(a) by inserting each of the following new definitions in the appropriate alphabetical locations:

“Credit Spread” means an amount equal to 1.75% per annum.

          “Fourth Amendment” means that certain Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Lenders party thereto, the Administrative Agent, Letter of Credit Issuer, the Syndication Agent and the Collateral Agent.

“Fourth Amendment Effective Date” means October 20, 2008.

          “ITB Vessels” means collectively, those single-hulled integrated tug barge Vessels identified on Schedule II as the Baltimore, Groton, Jacksonville, Mobile, New York and Philadelphia, and individually, any one of such Vessels, which for clarity “ITB Vessel” shall mean both the towing vessel and the tank barge identified in Schedule II as having the same name.

          “MLP Divestiture” shall mean the consolidation, merger, or amalgamation by the MLP and its Restricted Subsidiaries with or into, or the transfer of all or substantially all of the assets of the MLP and its Restricted Subsidiaries to, any Person other than an Affiliate of the MLP or any other transaction with such a Person in which the MLP is the surviving entity but such transaction results in a Change of Control as defined hereunder which is consummated after the Fourth Amendment Effective Date.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          “PIK Interest Rate” shall mean for any Interest Period, a rate per annum equal to 1.50%; provided, however, if the Borrowers and their Restricted Subsidiaries have not executed a definitive agreement for the MLP Divestiture on or before January 31, 2009 or if any such definitive agreement shall be terminated or otherwise expire prior to the consummation of the MLP Divestiture, then as of January 31, 2009 or the date of such agreement termination, as applicable, a rate per annum equal to 4.50%.

          “Professional Fees” shall mean fees charged by attorneys, accountants, investment bankers and financial, technical and legal consultants but does not include (a) fees of the MLP’s Registered Public Accounting Firm (as such term is defined in the Securities Laws) incurred in connection with the preparation of the Loan Parties’ audited financial statements and the related reports and opinion and (b) fees and disbursements of legal counsel in connection with routine tasks including, without limitation, preparation and filing of documents required for compliance with Securities Laws, admiralty law and other Applicable Law, and contracts with employees, vendors, charterers and Vessel construction contractors.

          “Restructuring Expenses” shall mean (a) those costs and expenses, including Professional Fees, that in the good faith opinion of MLP’s senior management are reasonably incurred on or after January 1, 2008 in connection with, or related to, the organizational restructuring of the MLP and its Restricted Subsidiaries and implementation of cost-savings initiatives relating thereto, including costs and expenses in respect of or otherwise directly related to employee severance and key employee retention programs, and (b) any reserves established in accordance with GAAP by MLP and its Restricted Subsidiaries to fund costs and expenses that are reasonably estimated to be payable and are attributable to the foregoing events (as determined reasonably and in good faith by the MLP).

“Revolving Credit Availability” shall mean the Revolving Commitment Amount less the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Obligations.

“Securities Laws” shall mean the Securities Act of 1933 and the Securities Exchange Act of 1934.

“Short-Term Cash Position Projection” has the meaning assigned such term in Section 7.1.1(o).

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          “Unrestricted Cash” shall mean all cash and Cash Equivalent Investments of the Borrowers and each Guarantor held in an account (other than Escrow Accounts and the Restricted Loss Proceeds Account) maintained at the Collateral Agent or Securities Intermediary or an account at another financial institution which account is subject to the “control” (within the meaning of Section 9.104(a) or Section 9.106(c), as applicable, of the U.C.C. (as defined in the Security Agreements)) of the Collateral Agent; but excluding (i) any and all Net Proceeds received from a Disposition permitted under Section 7.2.11 and not yet applied pursuant to Section 3.1(d) and (ii) all amounts withdrawn from the New ATB Escrow Account for the payment of Certified New ATB Expenses (as defined in the Cash Collateral Control Agreement) to become due and payable during the 60 day period following such withdrawal, as certified to by an Authorized Officer of the Borrowers in the relevant withdrawal request executed and delivered pursuant to Section 3(g) of the Cash Collateral Control Agreement.

          (b) by deleting the text of clause (b) of the definition of “Commitment Fee Rate” in its entirety and replacing it with the following: “(b) at any time with respect to the Revolving Loan Commitment, 1.00% per annum.”.

(c) by deleting the text of the definition of “Consolidated EBITDA” and replacing it in its entirety with the following:

          “Consolidated EBITDA” means, for any period, for the MLP and its Restricted Subsidiaries on a consolidated basis, an amount equal to (x) the sum of (a) consolidated Net Income, (b) consolidated Interest Charges (exclusive of capitalized interest and net of interest income), (c) the amount of taxes, based on or measured by income, to the extent used or included in the determination of such consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such consolidated Net Income, (e) other non-recurring items reducing consolidated Net Income but not requiring the expenditure of cash, net of those non-recurring items increasing consolidated Net Income but not constituting the receipt of cash, (f) any amounts due to USS Chartering LLC pursuant to the Support Agreement during such period (net of permitted set offs under the Support Agreement) to the extent not included in calculating consolidated Net Income for such period, (g) Restructuring Expenses and, without duplication, transaction costs and expenses incurred on or after January 1, 2008 and no later than June 30, 2009 in connection with, or related to, the consummation of the MLP Divestiture, including without limitation, Professional Fees, to the extent deducted in calculating consolidated Net Income for such period, in an amount not to exceed $5,000,000 in the aggregate, (h) without duplication, costs and expenses incurred in connection with, or related to, the preparation, negotiation, execution and closing of the Fourth Amendment, including without limitation, expenses required to comply with accounting requirements related to the accounting treatment of Hedge Agreements necessitated by the terms of the Fourth Amendment and the fees and expenses paid pursuant to Sections 15, 20 and 21 of the Fourth Amendment, to the extent deducted in calculating consolidated Net Income for such period, and (i) any other pro forma adjustments which shall be made in the judgment of the Administrative Agent; minus (y) without duplication of amounts deducted in respect of set offs pursuant to clause (f) above, any amounts payable by USS Chartering LLC pursuant to the Support Agreement accruing during such period to the extent not deducted in calculating consolidated Net Income for such period.”

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

(d) by deleting the text of the definition of “Consolidated Pro Forma EBITDA” and replacing it in its entirety with the following:

          “Consolidated Pro Forma EBITDA” means, for any period, for the MLP and its Restricted Subsidiaries on a consolidated basis, an amount equal to (x) the sum of (a) consolidated Net Income, (b) consolidated Interest Charges (exclusive of capitalized interest and net of interest income), (c) the amount of taxes, based on or measured by income, to the extent used or included in the determination of such consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such consolidated Net Income, (e) other non-recurring items reducing consolidated Net Income but not requiring the expenditure of cash, net of those non-recurring items increasing consolidated Net Income but not constituting the receipt of cash, (f) any amounts due to USS Chartering LLC pursuant to the Support Agreement during such period (net of permitted set offs under the Support Agreement) to the extent not included in calculating consolidated Net Income for such period, (g) Restructuring Expenses and, without duplication, transaction costs and expenses incurred on or after January 1, 2008 and no later than June 30, 2009 in connection with, or related to, the consummation of the MLP Divestiture, including without limitation, Professional Fees, to the extent deducted in calculating consolidated Net Income for such period, in an amount not to exceed $5,000,000 in the aggregate, (h) without duplication, costs and expenses incurred in connection with, or related to, the preparation, negotiation, execution and closing of the Fourth Amendment, including without limitation, expenses required to comply with accounting requirements related to the accounting treatment of Hedge Agreements necessitated by the terms of the Fourth Amendment and the fees and expenses paid pursuant to Sections 15, 20 and 21 of the Fourth Amendment, to the extent deducted in calculating consolidated Net Income for such period, and (i) any other pro forma adjustments which shall be made in the judgment of the Administrative Agent; minus (y) without duplication of amounts deducted in respect of set offs pursuant to clause (f) above, any amounts payable by USS Chartering LLC pursuant to the Support Agreement accruing during such period to the extent not deducted in calculating consolidated Net Income for such period; provided, however, that each of the foregoing clauses (a), (b), (c), (d), and (e) shall be calculated after giving pro forma effect, subject to the discretion of the Administrative Agent, to any Vessel Acquisition or Disposition completed during such period as if such Vessel Acquisition or Disposition occurred on the first day of such period.”

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

(e) by deleting the text of the definition of “Debt” and replacing it in its entirety with the following:

          “Debt” means the outstanding principal amount of all Indebtedness of the MLP and its Restricted Subsidiaries of the nature referred to in clauses (a), (b), (c) and (f) of the definition of “Indebtedness”; provided however, that the calculation of Debt shall not include any increase in principal outstanding pursuant to Section 3.2.4 of this Agreement.

(f) by deleting the text of the definition of “Interest Charges” and replacing it in its entirety with the following:

          “Interest Charges” means, for any period, for the MLP and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees (including fees payable with respect to Letters of Credit, other than the Capitalization LOC, but not including amortization of deferred financing fees), charges and related expenses of the MLP and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest and securitization expense) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrowers and their Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided that for purposes of calculation of twelve-month Interest Charges for any period ending on or before June 30, 2007, such Interest Charges shall be calculated pursuant to the following formula:

Interest Charges =	X	X 365
A

where as of any date of determination, (1) A equals the actual number of calendar days elapsed since the Effective Date and (2) X equals Interest Charges actually accrued by the MLP and its Restricted Subsidiaries from the Effective Date through the date of such calculation; provided further, that the calculation of Interest Charges shall not include any interest accrued and payable under Section 3.2.4 of this Agreement.”

(g) by deleting the text of the definition of “Net Income” and replacing it in its entirety with the following:

          “Net Income” means, for any period, for the MLP and its Restricted Subsidiaries on a consolidated basis, the net income of the MLP and its Restricted Subsidiaries from continuing operations after extraordinary items (excluding extraordinary gains or losses from sales or other dispositions of assets) for that period; provided, however, that in calculating Net Income, the revenue and expenses directly attributable to grain voyages by any ITB Vessel (as certified to the Administrative Agent in the certificate delivered pursuant to Section 7.1.1(d)) shall be recognized pro rata over the entire voyage on a “round-trip” basis consistent with the historical methodology for calculating time charter equivalents for petroleum voyages, notwithstanding that under GAAP such revenue and expenses are recognized only when the grain cargo is discharged and finally delivered.”

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          SECTION 3. Amendment of Section 2.4. Section 2.4 of the Credit Agreement is hereby amended by adding the following new sentence to the end of such Section 2.4:

                              “Notwithstanding anything to the contrary in this Section 2.4 or otherwise in this Agreement or any other Loan Document, (i) the Borrower may not elect to convert a LIBO Rate Loan into a Base Rate Loan and (ii) no LIBO Rate Loan shall automatically or otherwise convert into a Base Rate Loan (and all such Loans shall remain as LIBO Rate Loans) unless on the date of the Continuation/Conversion Notice and on the date of the actual continuation or conversion with respect to any LIBO Rate Loan (or in the absence of the delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan, unless on the last day of the then current Interest Period with respect thereto), the Alternate Base Rate shall exceed the LIBO Rate (Reserve Adjusted) by more than 1% on such dates.”

          SECTION 4. Amendment of Section 3.2. Section 3.2 of the Credit Agreement is hereby amended as follows:

(a) A new Section 3.2.4 is added to Section 3.2 to read as follows:

          “SECTION 3.2.4 PIK Interest. In addition to the interest accruing pursuant to Sections 3.2.1or 3.2.2, as applicable, the Borrowers shall pay, but only to the extent permitted by law, interest on all outstanding Loans and Unreimbursed Amounts which shall begin accruing on (and including) the Fourth Amendment Effective Date at a rate equal to the then-applicable PIK Interest Rate and which such interest shall be payable on each Quarterly Payment Date and the Stated Maturity Date (or in the case of any acceleration of Loans pursuant to Section 8.2 or 8.3, immediately upon such acceleration) in kind by increasing the aggregate principal amount of the Loans (and Unreimbursed Amounts, if any) by such amount, with all such increased amounts due and payable in cash upon final maturity and principal repayment of the Loans (whether by acceleration or otherwise).”

(b) Amendment of Section 3.2.1. Section 3.2.1 of the Credit Agreement is hereby amended by:

          (i) adding the following new clause immediately following the end of clause (b) thereto “; provided however, that notwithstanding anything to the contrary in this Section 3.2.1 or otherwise in this Agreement or any other Loan Document, in no event shall the Borrower elect in a Borrowing Request or Continuation/Conversion Notice that Loans comprising a Borrowing accrue interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin (and all such Loans shall accrue interest at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) plus the Applicable Margin for the Interest Period applicable thereto) unless on the date of any such Borrowing Request, Continuation/Conversion Notice and actual Borrowing, the Alternate Base Rate shall exceed the LIBO Rate (Reserve Adjusted) by more than 1% on such dates.”

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

(ii) deleting the definition of “LIBO Rate” set forth therein and replacing it in its entirety with the following:

          “LIBO Rate” means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the higher of (a)(i) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of the relevant Interest Period for a term comparable to such Interest Period; (ii) if for any reason such foregoing rate is not available, the rate per annum appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates; and (iii) if neither the Telerate Page 3750 nor the Reuters Screen LIBO page rate is available, the interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Loan of the Administrative Agent comprising part of such Loan and for a period equal to such Interest Period, and (b) 3.25% per annum.”

          SECTION 5. Amendment of Section 7.1.1 of the Credit Agreement. Section 7.1.1 of the Credit Agreement is hereby amended as follows:

(a) by deleting clause (d) thereof and replacing it in its entirety with the following:

          “(d) as soon as available and in any event within (A) (i) 30 days after the end of the Fiscal Quarter ending December 31, 2008 and (ii) 45 days after the end of each Fiscal Quarter other than the Fiscal Quarter ending December 31, 2008, a certificate, executed by the chief financial Authorized Officers of the General Partner and each of the Borrowers, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4(a)-(d) and certifying that as of the date thereof, no Default or Event of Default has occurred or is continuing and (B) 30 days after the end of each calendar month commencing with the calendar month ending October 31, 2008 and ending with the calendar month ending January 31, 2009, a certificate, executed by the chief financial Authorized Officers of the General Partner and each of the Borrowers, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4(e) and certifying that as of the date thereof, no Default or Event of Default has occurred or is continuing and;”

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

(b) by deleting the text “and” at the end of clause (m) thereof, and

(c) by replacing the period at the end of clause (n) thereof with the text “and;”, and by adding a new clause (o) at the end thereof as follows:

          “(o) on the first Business day of each calendar month, beginning with the first Business Day of November 2008, a report setting forth the Unrestricted Cash held by the Borrowers and each Guarantor as of the last day of the immediately preceding calendar month and a projection (the “Short-Term Cash Position Projection”) of the Unrestricted Cash to be held by the Borrowers and each Guarantor and the Revolving Credit Availability for each of the immediately succeeding 13 weeks, which such Short-Term Cash Position Projection shall reflect the Borrowers’ and their Restricted Subsidiaries’ anticipated revenues and payments and other distributions to be made in the customary manner, prepared in good faith based upon assumptions believed by the Borrowers to be reasonable, and such report shall include a comparison with and an explanation of any material changes to the previous month’s Short-Term Cash Position Projection and be accompanied by a certificate from the chief financial Authorized Officers of the Borrowers certifying that (i) such Short-Term Cash Position Projection is reasonable based on the assumptions stated therein and on the best information available to the Borrowers at the time, and (ii) as of the date thereof, no Default or Event of Default has occurred or is continuing.”

          SECTION 6. Amendment of Section 7.1.14 of the Credit Agreement. Section 7.1.14 of the Credit Agreement is hereby amended by deleting the amount “$5,900,000” and replacing it with the amount “$6,500,000”.

          SECTION 7. Amendment of Section 7.2.4 of the Credit Agreement. Section 7.2.4 of the Credit Agreement is hereby amended by adding the following new clause (e) thereto:

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

                              “(e) Consolidated EBITDA as of the last day of each calendar month set forth below to be an amount less than the amount set forth below opposite such month for the period beginning September 1, 2008 and ending in each case on the last day of such calendar month:

Month Ending	Consolidated EBITDA

October 31, 2008	$4,000,000

November 30, 2008	$6,000,000

December 31, 2008	$9,000,000

January 31, 2009	$13,000,000	”

          SECTION 8. Amendment of Section 7.2.6 of the Credit Agreement. Section 7.2.6 of the Credit Agreement is hereby amended by deleting the text of clause (b) thereof and replacing it in its entirety with the following:

          “(b) if (i) a Default or Event of Default shall have occurred and be continuing, or would result therefrom or (ii) any Loan or Unreimbursed Amount shall be outstanding, the MLP will not declare, pay or make any Distribution (in cash, property, or obligations) on any interests (now or hereafter outstanding) in the MLP; and ”

          SECTION 9. Amendment of Section 7.2.7 of the Credit Agreement. Section 7.2.7 of the Credit Agreement is hereby amended by inserting a new clause (c) at the end thereof to read as follows:

          “(c) Notwithstanding the foregoing clauses (a) and (b) of this Section 7.2.7, the Borrowers will not, and will not permit any of their Restricted Subsidiaries to, make any Capital Expenditures on or after the Fourth Amendment Effective Date for the drydocking of any of the ITB Vessels that is not operating at such time under a then-effective Material Charter.”

          SECTION 10. Amendment of Section 7.2.11 of the Credit Agreement. Section 7.2.11 of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period at the end thereof:

“; provided, further, that at any time on or after the Fourth Amendment Effective Date, notwithstanding anything in this Section to the contrary, the Borrowers and their Restricted Subsidiaries shall be permitted to Dispose of any two of the ITB Vessels, as long as such Dispositions, either pursuant to a sale or for demolition and recycling, has been duly authorized by the Board of Directors of the General Partner and the proceeds from such Disposition are applied solely to make a mandatory prepayment of the Loans concurrently with the receipt of the Net Proceeds from any such Disposition in accordance with Section 3.1(d) (which, for clarity, excludes any right of the Borrowers under Section 3.1(d) to replace any such Disposed Vessels within 90 days of the receipt of such Net Proceeds)”.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          SECTION 11. Amendment of Section 8.1.5 of the Credit Agreement. Section 8.1.5 of the Credit Agreement is hereby amended by deleting the text “(subject to any applicable grace period)” in the second line thereof.

          SECTION 12. Waiver. The Majority Lenders and Agents hereby waive only until January 31, 2009 (the “Limited Waiver End Date”) any Default or Event of Default under Section 8.1.3 of the Credit Agreement resulting from the Borrowers’ failure to comply with Section 7.2.4(a), (b) (c) and/or (d) of the Credit Agreement for the Fiscal Quarter ending September 30, 2008 and the Fiscal Quarter ending December 31, 2008. The waiver set forth in this Section 12 is effective as of the Effective Date and only for the instances and to the extent set forth above (such Default and/or Event of Default being so waived, being the “Specified Defaults”) and nothing herein shall be deemed a waiver of any such failure which arises after the Limited Waiver End Date, and such limited waiver shall not constitute a course of dealing between Borrowers, on the one hand, and the Agents and/or the Lenders, on the other hand. Except as specifically provided herein, nothing contained herein shall constitute a waiver of any other or subsequent Default or Event of Default including any that may exist as of the date of this Amendment (other than those expressly specified in this Section 12), whether of the same or different nature or a waiver of any of the Agents’ or the Lenders’ rights and remedies under the Credit Agreement and/or any of the other Loan Documents, all of which are hereby reserved. The limited waiver set forth in this Section 11 shall be null and void at any time after the Limited Waiver End Date as determined by the Agents and Majority Lenders in their sole discretion and the Agents, Letter of Credit Issuer and Lenders’ shall have any and all rights and remedies under the Credit Agreement and/or any of the other Loan Documents with respect to the Specified Defaults at anytime after such Limited Waiver End Date.

          SECTION 13. Amendment of Exhibit C of the Credit Agreement. Exhibit C of the Credit Agreement is hereby amended by deleting Exhibit C thereto and replacing it in its entirety with Exhibit C attached hereto.

          SECTION 14. Omnibus Amendment; Mortgage Amendment. The Credit Agreement and each other Loan Document other than the Mortgages are hereby amended by replacing the text “Applicable Margin” with the text “Applicable Margin plus the Credit Spread” in each case where the text “Applicable Margin” appears therein, except in the definition of “Applicable Margin”, Section 2.1.6 and Section 10.1(c) of the Credit Agreement. The Borrowers covenant and agree that they shall execute and deliver amendments to the Mortgages, containing terms and subject to conditions reasonably satisfactory to the Administrative Agent, within thirty (30) days (or such timeframe as is acceptable to the Administrative Agent) after the Effective Date, together with such other customary documents in connection therewith as the Administrative Agent may reasonably request in order to secure the Credit Spread by the Mortgages.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          SECTION 15. Payment of Costs and Expenses. In furtherance of Section 10.3 of the Credit Agreement, but not in lieu thereof, the Borrowers acknowledge and agree that as of the Effective Date of this Amendment, the Obligations are being restructured pursuant to this Amendment and thus in accordance with the terms of the Loan Documents, the Borrowers agree to reimburse that Administrative Agent, the Letter of Credit Issuer, the Syndication Agent, the Collateral Agent, and each Lender upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Letter of Credit Issuer, the Syndication Agent, the Collateral Agent, and such Lender arising out of or in connection with the Obligations or the Credit Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of (a) Mayer Brown LLP and Kaye Scholer LLC, as counsel to the Administrative Agent, (b) reasonable fees and expenses of counsel hired by the Collateral Agent, and (c) a financial consulting firm engaged by the Administrative Agent.

          SECTION 16. Representations and Warranties, Etc. To induce the Lenders to enter into this Amendment, each of the Borrowers shall have represented and warranted to the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent, the Syndication Agent and the Lenders, and by its execution and delivery of this Amendment such Borrower does hereby represent and warrant to the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent, the Syndication Agent and the Lenders, that:

          (a) each of the representations and warranties by such Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except those that by their terms relate solely as to an earlier date, in which event they shall be true and correct on and as of such earlier date;

(b) the execution, delivery and performance of this Amendment has been duly authorized by all requisite organizational action on the part of such Borrower;

          (c) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(d) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents (after giving effect to this Amendment).

          SECTION 17. Ratification. Each Borrower hereby ratifies and confirms, as of the Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (b) all of the Obligations under the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each Borrower hereby confirms and acknowledges, as of the date hereof, that it is validly indebted to the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Lenders and the Secured Hedge Counterparties for the payment in full of all Secured Obligations (as defined in the Security Agreements), without defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever. Each Guarantor hereby confirms and acknowledges as of the date hereof that it is validly indebted to the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Lenders and the Secured Hedge Counterparties for the payment in full of all Secured Obligations (as defined in the Security Agreements) which it has guaranteed, without defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever. This Amendment is an amendment to the Credit Agreement, and the Credit Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          SECTION 18. Limited Purpose. The amendments and waivers provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of any Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same sections for any other date or purpose.

          SECTION 19. Release. Each of the Borrowers and each of the Guarantors, on its own behalf, and on behalf of its successors and assigns, hereby releases, waives and forever discharges the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Lenders and the Secured Hedge Counterparties and all of their officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and equity, known or unknown, whether matured or unmatured, absolute or contingent arising from the beginning of the world through the date hereof with respect to this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

          SECTION 20. Effectiveness. This Amendment shall become effective as of the Effective Date when all of the conditions set forth in this Section have been satisfied.

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Majority Lenders; and

          (b) The Administrative Agent shall have received (i) all reasonable fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Administrative Agent, (ii) all other reasonable fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, in each case under clause (i) or (ii) above, to the extent then invoiced, and (iii) an amendment fee, to be paid to each Lender that executes this Amendment prior to 2:00 p.m., New York time, on October 20, 2008 (each, a “Consenting Lender”), in an amount equal to 0.25% times the sum of the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations held by each Consenting Lender plus the aggregate amount of the unused Commitments of each Consenting Lender as of October 20, 2008. Borrowers hereby acknowledge and agree that the fees and expenses set forth in this Section shall be paid upon Borrower’s execution of this Amendment and are not refundable for any reason.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          SECTION 21. Deferred Amendment Fee. In addition to the fees and expenses paid by the Borrower pursuant to Section 19(b) above, the Borrowers shall pay to the Administrative Agent, to be paid to each Consenting Lender, on the earlier of the date of the consummation of the MLP Divestiture or March 31, 2009, an amendment fee in an amount equal to 0.25% times the sum of the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations held by each Consenting Lender plus the aggregate amount of the unused Commitments of each Consenting Lender as of October 20, 2008. Borrowers hereby acknowledge and agree that the fees set forth in this Section shall be fully earned upon Borrower’s execution of this Amendment and are not refundable for any reason.

          SECTION 22. Governing Law; Severability; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction. This Amendment and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          SECTION 23. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SECTION 24. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Letter of Credit Issuer and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11 of the Credit Agreement.

          SECTION 25. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Transaction Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of any Borrower or any right, power or remedy of the Administrative Agent, the Letter of Credit Issuer, the Syndication Agent, the Collateral Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement; and (d) a facsimile signature of any party hereto shall be deemed to be an original signature for purposes of this Amendment.

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

[Remainder of Page Left Intentionally Blank]

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date first above written.

BORROWERS:

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC,
its General Partner

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

U.S. SHIPPING OPERATING LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

ITB BALTIMORE LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

ITB GROTON LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

ITB JACKSONVILLE LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

ITB MOBILE LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

ITB NEW YORK LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

ITB PHILADELPHIA LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USS CHARTERING LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS CHEMICAL CHARTERING LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS CHEMICAL PIONEER INC.

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

USCS CHARLESTON CHARTERING LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS CHARLESTON LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS ATB LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS ATB 1 LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS ATB 2 LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USCS SEA VENTURE LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

USS M/V HOUSTON LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

U.S. SHIPPING FINANCE CORP.

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USS PRODUCT MANAGER LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USS JV MANAGER INC.

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USS PC HOLDING CORP.

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

Acknowledged and Agreed:

GUARANTORS:

USS ATB 3 LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

USS ATB 4 LLC

By:	/s/ Ronald L. O’Kelley
Name:	Ronald L. O’Kelley
Title:	Chief Executive Officer

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

AGENTS AND LENDERS:

CANADIAN IMPERIAL BANK OF
COMMERCE, as Administrative Agent and
Letter of Credit Issuer

By:	/s/

Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as
Syndication Agent and Lender

By:	/s/

Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as
Collateral Agent

By:	/s/

Name:
Title:

_______________________________________________,
as Lender

By:

Name:
Title:

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

EXHIBIT C

FORM OF BORROWING REQUEST

Canadian Imperial Bank of Commerce, as Administrative Agent
[Address]

Attention:	[Name]
[Title]

U.S. SHIPPING PARTNERS L.P., a Delaware limited partnership,
U.S. SHIPPING OPERATING LLC, ITB BALTIMORE LLC,
ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC,
ITB NEW YORK LLC, ITB PHILADELPHIA LLC,
USS CHARTERING LLC, USCS CHEMICAL CHARTERING LLC,
USCS CHARLESTON CHARTERING LLC, USCS CHARLESTON LLC,
USCS ATB LLC, USS ATB 1 LLC, USS ATB 2 LLC, USCS SEA VENTURE LLC,
USS M/V HOUSTON LLC, and USS PRODUCT MANAGER LLC
each a Delaware limited liability company,
USCS CHEMICAL PIONEER INC., USS JV MANAGER INC., USS PC HOLDING
CORP. and U.S. SHIPPING FINANCE CORP.,
each a Delaware corporation

Gentlemen and Ladies:

          This Borrowing Request is delivered to you pursuant to Section 2.3.1 of the Third Amended and Restated Credit Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among U.S. Shipping Partners L.P., a Delaware limited partnership, U.S. Shipping Operating LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USCS Chemical Chartering LLC, USCS Charleston Chartering LLC, USCS Charleston LLC, USCS ATB LLC, USS ATB 1 LLC, USS ATB 2 LLC, USCS Sea Venture LLC, USS M/V Houston LLC and USS Product Manager LLC, each a Delaware limited liability company, and USCS Chemical Pioneer Inc., USS JV Manager Inc., USS PC Holding Corp. and U.S. Shipping Finance Corp., each a Delaware corporation (collectively, the “Borrowers”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Canadian Imperial Bank of Commerce (“CIBC”), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the “Administrative Agent”), Lehman Commercial Paper Inc., as syndication agent for the Lenders and KeyBank National Association, as collateral agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

Exhibit C-1

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          The Borrowers hereby request that a [Revolving Loan] [Term Loan] be made in the aggregate principal amount of $__________ on __________, 20___ as a [LIBO Rate Loan having an Interest Period of _______ months] [Base Rate Loan].1

          The Borrowers hereby certify to the Administrative Agent that as of the date hereof, and before and after giving effect to the Loans requested hereunder and the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing.

          The Borrowers hereby acknowledge that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrowers that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct.

          The Borrowers agree that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid		Name, Address, etc. of Transferee Lender

	Name	Account No.

$

Attention:

$

Attention:

[1] note:	must be a LIBO Rate Loan unless on the date of Borrowing Request or actual Borrowing, the Alternate Base Rate shall exceed the LIBO Rate (Reserve Adjusted) by more than 1% on such date.

Exhibit C-2

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

Amount to be Transferred	Person to be Paid		Name, Address, etc. of Transferee Lender

	Name	Account No.

Balance of such	The borrower

proceeds

Attention:

Exhibit C-3

Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement

          The Borrowers have caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 20___.

U.S. SHIPPING PARTNERS L.P., a Delaware limited partnership

By:	US Shipping General Partner LLC, its general partner

By:

Name:
Title:

U.S. SHIPPING OPERATING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USCS CHARLESTON CHARTERING LLC, USCS CHEMICAL CHARTERING LLC, USCS CHARLESTON LLC, USCS ATB LLC, USS ATB 1 LLC, USS ATB 2 LLC, USCS SEA VENTURE LLC and USS PRODUCT MANAGER LLC, each a Delaware limited liability company, USCS CHEMICAL PIONEER INC., USS JV MANAGER INC., USS PC HOLDING CORP. and U.S. SHIPPING FINANCE CORP., each a Delaware corporation

By:

Name:
Title:

Exhibit C-4